Exhibit 10.4

BMO Harris Bank N.A.

FORM OF INSTITUTIONAL CUSTODY AGREEMENT

(Non-ERISA)

Important Information on Opening a New Account.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. This means when you open an account, we will ask the name and physical location of your institution, your institution’s taxpayer identification number and other information that will allow us to identify your institution. We may also ask to see certified articles of incorporation, business license, partnership agreement, trust instrument or other documents showing the existence of your institution. A Form W-9 in the most current Internal Revenue Service version will be required to provide documentation to confirm tax identification number and legal status.

Dynamic Shares Trust
Name of Entity (Client)

400 W. Superior Street, Suite 300
Street Address (required)

Post Office Box Number
Chicago	IL	60654
City	State	Zip Code

Please attach authorizing resolutions.

AGREEMENT made by and between the undersigned Client and BMO Harris Bank N.A., as Custodian. For valuable consideration, Client and Custodian agree that all assets deposited in this account (“Account”) will be managed and administered according to the following provisions of this Agreement:

1. Authority of Custodian. Custodian is empowered to do all things necessary or convenient for the administration of this Account. The Custodian’s duties and obligations shall be limited to those specified hereunder, in addition to those provided by law. Custodian will at all times be subject to the direction of the Client, or a person authorized by the Client to provide directions. as appropriate, and shall not act, nor be under any obligation to act, absent the direction of such persons.

a. Acceptance of Assets. Custodian will receive in accordance with this Agreement such cash, securities and other property acceptable to the Custodian that may from time to time be delivered to Custodian for the Account. Custodian is not obligated to accept and hold assets that it deems to be inappropriate including, but not limited to, real estate or tangible personal property. Custodian shall be responsible only for such assets as are actually received by the Custodian.

b. Custody and Safekeeping. With respect to all assets in the Account, Custodian agrees to keep all assets safe; collect all dividends, interest, other income and the proceeds of sales and redemptions on assets; and distribute net income and principal as directed by Client. Custodian is authorized to sign any certificates and declarations necessary for the collection of dividends, interest, other income and the proceeds on or from assets in the Account. Custodian shall have all income or capital gains distributions reinvested back into the distributing investment whenever possible unless instructed otherwise by the Client. Custodian is authorized to hold assets in the Account in the name of its nominee or registered in the name of Client.

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c. Transactions. If Client’s broker is unable to process a transaction pursuant to Section 4, Custodian may, but is not required to, execute orders upon Client’s instructions to clear the purchase or sale of any securities. Custodian is specifically authorized, in its sole discretion, to sell or buy fractions of shares to equal whole shares or eliminate fractional shares and, upon sale or transfer of a security held under this Agreement, to sell shares and fractions of shares which are subsequently purchased pursuant to a dividend reinvestment program.

d. Voting Authority and Class Actions. Client will vote or instruct Custodian to act with respect to proxies, warrants, tenders, rights, options, puts, calls, consents or other actions affecting the Account. Custodian will not be liable for failing to act unless Custodian receives Client’s instructions not less than 2 business days prior to the last scheduled date by which action is required. Custodian will process class action notifications and proof of claims for all securities held in the Account and will prepare the necessary documentation prior to deadlines referenced in the notification. For purposes of this Agreement, Custodian will be deemed to have knowledge only of class actions for which it received notice from Client or from the issuer or the issuer’s agent. Custodian will credit the Account for the net class action settlement amount upon receipt.

e. Conditional Credit. Custodian may credit the Account conditionally on the payable date with interest, dividends, distributions, redemptions or other amounts due. If Custodian is instructed to deliver securities or other property against payment, Custodian may deliver them before receiving payment and credit the Account with anticipated proceeds. Otherwise, Custodian will credit these amounts to the Account on the date of actual receipt and reconcile them to the Account. If Custodian has credited the Account with an amount before collection, Custodian is entitled to recover any credit from Client, and Custodian may reverse the credit as of the payable or settlement date if and to the extent Custodian does not receive these amounts in the ordinary course of business.

f. Selection of Agents. Custodian may retain and employ such agents as it deems appropriate, including accountants, attorneys and other agents, including any of its affiliates, and may pay reasonable expenses from the Account.

g. Multiple Accounts. Custodian may maintain separate accounts to hold the assets in the Account. Generally, the separate accounts may not be commingled for investment purposes unless Client directs in writing that the separate accounts be commingled. Custodian will prepare separate statements of account for each separate account.

h. Distributions, Expenses, and Other Payments. Custodian shall make payment to such persons, including Client as Client may direct from time to time. Custodian shall be entitled to rely conclusively upon Client’s directions and shall not be liable for any distribution or other payment made in reliance upon Client’s directions.

2. Asset Transfers and Trade Requests.

a. Asset Transfers. Custodian must have confirmation of receipt of wire transfer(s) from the prior service provider or Client prior to the specific cut-off times schedule for the money market funds or specific investments (as provided by Custodian to Client upon request) that are directed by the Client or Client’s designated representative to be invested. Custodian shall use its best efforts to invest the Account within twenty-four hours, but no later than within two business days, of the date of the asset transfer from the prior service provider or the Client. Confirmation is achieved by verification that the wire transfer(s) appear on Custodian’s wire transfer systems as being received. If applicable, Client shall provide Custodian with a breakdown identifying liquidation proceeds by fund that matches the wire transfer(s). In the event that such breakdowns do not reconcile with the wire transfer(s) received, Custodian shall not be liable for any investment losses in connection with correcting any discrepancies. Custodian shall not be responsible, nor assume any liability, for loss of earnings incurred by the Account as a result of the failure of the prior service provider or Client to transfer funds on a timely basis to Custodian. Similarly, Custodian shall not be responsible, nor does it assume any liability, for loss of earnings incurred by the Account as a result of high volumes or system outages within the Fed Wire Transfer System or the Custodian Wire Transfer System which prevent wire transfers or cause receipt confirmations to be delayed past the Custodian’s cut-off times.

b. Trade Requests. Upon a request from Client, Custodian shall use its best efforts to initiate a trade of securities or mutual funds held in the Account on the date of such request, and shall initiate such trade no later than one business day following such request. However, Custodian has no control over, and shall not be liable for any loss of investment earnings, in connection with a failure to implement a trade of securities or mutual funds requested by Client that has been initiated by Custodian.

3. Investment Responsibility. Client is responsible at all times for the investment management of the assets in the Account. Custodian shall not be responsible for, nor make any determination regarding, the prudence of such investment or reinvestment. Custodian shall invest the principle and income of the Account pursuant to the written instructions of the Client and keep the same invested without distinction between principal and income. Client may designate and provide to Custodian in writing one or more third parties or authorized persons to give investment-related instructions to Custodian. Custodian may rely on these third-party or authorized person instructions to the same extent as if Client had given them.

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4. Client’s Broker. Client agrees to transact all purchases and sales of securities through a reputable broker of Client’s choice and to communicate each transaction to Custodian within 24 hours after Client has given instructions to the broker. Client will immediately communicate the purchase or sale of any securities involving “same-day” or “next-day” funds to Custodian.

5. Overdrafts Prohibited; Security Interest. Cash overdrafts in the Account will not be permitted. However, to the extent they do occur, Custodian, in its sole discretion, may permit funds to be advanced to the Account and charge the Account additional fees for the amounts advanced for the length of time the overdraft exists, such fees to be charged at BMO Harris Bank N.A.’s then prime rate of interest. Client grants to Custodian a security interest in the Account at the time of the overdraft to secure the repayment of any funds advanced to the Account and any overdraft fee.

6. Records and Periodic Reports. Custodian will keep accurate and detailed records of all investments, receipts, disbursements or other transactions hereunder. The Custodian agrees to treat as confidential all records and other information relative to the Account. The Custodian shall not disclose such records and other information to third parties except to the extent required by law or as requested in writing by the Client. Such books and records shall be open to inspection and audit by the Client or a designated representative of the Client at all reasonable times at the Client’s expense provided that the Client provides reasonable prior notice. Custodian will provide periodic statements of Account, including all investments, receipts, disbursements and other transactions of the Account, during the term of this Agreement. If Client provides Custodian with Client’s email address, Custodian will provide Client with access to Account statements and other Account information via the Internet. Client is responsible for promptly informing Custodian of any errors or disputes related to the periodic statements. If Client does not notify Custodian in writing of any errors or disputes within 60 days of receipt of a periodic statement, Custodian will deem the statement correct and approved by the Client, and will be fully discharged and released from liability for any errors relating to the information and for transactions described in the statement. Custodian shall not be required to prepare or file any income tax returns, reports or forms for income tax purposes, unless otherwise provided in Exhibit 1 to this Agreement.

7. Valuation of Account. Custodian, at such times as is necessary or as the Custodian and Client agree, shall provide to Client the market value of the assets of the Account. The valuation shall be based upon valuations provided by investment managers, trustees of common trust funds, sponsors of registered investment companies, records of securities exchanges or valuation services, market data providers, or qualified appraisers. Custodian has no responsibility to review the valuations received from such sources and may rely upon such valuations without independent investigation. Custodian shall have no obligation to determine the fair market value of any assets which are not listed on any national securities exchange or for which the fair market value is not readily available, notwithstanding that Custodian’s compensation may be determined in whole or in part by such value. With respect to any such asset, Custodian may use the cost of such asset as its fair market value until otherwise instructed by the Client.

8. Fees and Expenses. Custodian will charge against the Account for the expense of its administration, including fees in accordance with Custodian’s fee schedule attached hereto as Exhibit 1, agreed to by Client and Custodian and transaction charges and any taxes lawfully chargeable against the Account. Notwithstanding section 10, the Custodian may propose an amended schedule of fees to the Client, and if the Client fails to object thereto within sixty (60) days of receipt, the amended fee schedule shall be deemed accepted and approved by the Client.

9. Custodian’s Liability and Indemnification. Custodian will not be liable for any loss, demand, damage, claim, liability, expense or depreciation (including without limitation any decrease in value of assets held in the Account due to market activity) resulting from following a direction, instruction or request from Client or any action or inaction of Custodian pursuant to the terms of this Agreement, except to the extent that such loss, demand, liability, expense or depreciation arises directly from the Custodian’s own willful misconduct or gross negligence. Client and the Account shall jointly and severally indemnify and hold harmless Custodian and Custodian’s officers, employees and affiliates from and against any loss, damage, claims, demands, liability or expense of any kind (including reasonable attorneys’ fees), including without limitation, any claims arising from any action or failure to act resulting from compliance with any direction, instruction or request believed to be genuine from the Client, except to the extent such loss is the direct result of Custodian’s gross negligence or its willful misconduct in the performance of its duties hereunder. Custodian’s right to indemnification under this Agreement will survive the termination of this Agreement for any reason. Nothing contained in this section or elsewhere in this Agreement constitutes a waiver by Client of any of its legal rights under applicable federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

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10. Amendment, Termination, and Resignation. This Agreement may be modified at any time by a writing signed by the Client and Custodian. In addition, the Custodian may propose an amendment to this Agreement by providing at least 60 days written notice of the amendment to the Client. The Client shall be deemed to have provided its consent to the change unless it affirmatively objects to the proposed amendment in a writing delivered to the Custodian prior to the expiration of such notice period. The Client and the Custodian shall negotiate a resolution of the proposed amendment in good faith if the Client objects. This Agreement may be terminated by either party upon 30 days’ written notice to the other, or sooner by mutual written consent. Custodian may resign at any time upon 30 days’ written notice to Client. Notice of termination will not affect transactions initiated or services performed prior to termination. Upon termination of the Agreement or resignation by Custodian, Client shall appoint a successor custodian and Custodian will deliver the assets in its custody as directed by Client. Custodian reserves the right to retain sufficient amounts to pay any fees and expenses incurred through the date of termination, plus any costs or fees Custodian incurs in connection with the termination. If Client has not appointed a successor custodian which has accepted such appointment as of the effective date of the Custodian’s resignation or termination of this Agreement, the Custodian shall have the right to deliver the assets to the Client. Upon delivery to the Client or successor of the cash, securities and other instruments under this section held by the Custodian, Custodian shall render a final accounting of its services to Client which shall be a full release and discharge of Custodian of any liability or further obligation to Client, unless written objection thereto is filed with Custodian by Client within sixty (60) days of receipt of such final accounting. Thereafter, Custodian shall have no further liability or responsibility under this Agreement or otherwise, or for any act or omission of the Client or the successor.

11. Miscellaneous.

a. Governing Law. Except to the extent preempted by federal law, this Agreement is governed by the laws of the state of Wisconsin, without regard to any conflict of law provisions.

b. Entire Agreement; Successor. This Agreement represents the entire agreement between Client and Custodian and, except as provided in Section 8 with respect to fees, may not be amended except in writing signed by both parties. Any reference to Custodian in this Agreement includes its corporate successor. Any reference to Client includes its legal successor.

c. Reliance on Instructions. Custodian is authorized to rely and act on any oral, written or electronic communication or instruction from Client that Custodian reasonably believes to be genuine. Custodian is not responsible for the failure of any electronic media.

d. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect or impair other provisions.

e. Electronic Communication. Client is responsible for obtaining, installing, maintaining and operating all necessary hardware, software and Internet access service necessary for performing online services. Custodian will not be responsible for failure from the malfunction or failure of Client’s hardware, software or Internet access service. Client is responsible for installing, updating and maintaining appropriate firewall, anti-virus and anti-spyware protection and all operating system security patches and other appropriate security protection methods, procedures and devices. All notices or communication under this Agreement may be provided by electronic communication.

f. Binding Agreement. Client represents and warrants that all necessary action has been taken to authorize the execution of this Agreement and that this Agreement represents its legal and binding obligation. This Agreement shall bind Custodian upon Custodian’s acceptance of assets.

g. Catastrophic Events. Custodian will not be liable to Client to the extent Custodian’s performance under this Agreement is delayed or prevented by events beyond Custodian’s reasonable control, including without limitation revolution or other civil disorders; wars; acts of enemies; acts of terrorists; strikes; labor disputes; fires; floods; acts of God; federal, state or municipal action; and changes to any statute, ordinance or regulation. Throughout the term of the Agreement, Custodian will maintain disaster recovery plans in compliance with applicable regulatory requirements.

12. Cost Basis Reporting.

a. Securities. Tax regulations issued by the Internal Revenue Service require financial services companies to use First In-First Out (FIFO) as the default method of selecting lots when less than an entire holding of a security is sold. However, the Client may request a change to another method of selecting lots or may issue a standing order to the financial services company on the selection of lots. Custodian uses a Specific Identification Method of lot selection as a default in most accounts in order to realize taxable gains or losses in a manner that may be most beneficial to the Client. By signing this agreement Client issues a standing order to Custodian to use the Specific Identification Method (for which Custodian uses a long term high cost method) of tax lot selection. Client also may issue a standing order for a different tax lot selection method by separate written direction to Custodian to use one of the Custodian’s other acceptable methods.

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b. Mutual Funds. When less than an entire holding of a mutual fund is sold the Internal Revenue Code regulations require that a financial services company notify the investor of the method of selecting tax lots. If this account is invested entirely in mutual funds, Client is hereby notified that the method identified in section 12(a) shall be used unless Custodian is otherwise directed by Client using one of the Custodian’s other acceptable methods.

13. Special Provisions.

a. Automated Cash Management System; Mutual Fund Fee Disclosure. Client authorizes Custodian to apply its Automated Cash Management System to the cash balances maintained in the Account from time to time. Client hereby initially authorizes the use of the appropriate class of shares of the BMO Money Market Fund as indicated in Exhibit 1 to this Agreement as the investment vehicle for the Automated Cash Management System. Client acknowledges the receipt of the current prospectus for the BMO Money Market Funds, which contains information regarding the fees and expenses of the Fund indicated in Exhibit 1 to this Agreement. Mutual funds held in the Account bear certain expenses and pay certain fees to investment advisers and other service providers. Client, as a mutual fund shareholder, will bear a proportionate share of such expenses and fees along with other shareholders. Custodian and its affiliates provide custodial, investment management, administrative, shareholder and other services to and receive fees from BMO Funds, and may receive fees from other mutual funds held in the Account. Mutual fund fees received by Custodian and its affiliates and by other mutual funds held in the Account are in addition to Custodian’s fees for services under this Agreement. Mutual fund shares are not deposits or obligations of, or endorsed or guaranteed by, BMO Harris Bank N.A. or any BMO affiliate. Mutual fund shares are not federally insured or guaranteed by the FDIC, the Federal Reserve Board or any other government agency. Mutual fund investments involve risk, including possible loss of principal.

b. Prospectus Delivery. Custodian will at least annually offer to provide, and will provide upon request, an updated prospectus for the BMO Funds.

c. Authorized Parties. Custodian may rely on instructions or directions from any party designated by written notification from Client until such authorization has been revoked or modified by written notification from Client and shall be fully protected for reliance on such instructions or directions. The Client shall be responsible for ensuring that only authorized persons transmit such written instructions to the Custodian and that all authorized persons treat applicable authorization codes, passwords and authentication keys with care.

d. Disclosure of Beneficial Ownership. Pursuant to SEC Rule 14b-2, Custodian is required to provide certain beneficial ownership information to issuers of securities held in accounts. Unless Client initials immediately below, Client understands Custodian will disclose to the issuer the name and address of each beneficial owner of securities held in the Account in nominee form.

_____ Client understands that Custodian will not disclosure the name and address of each beneficial owner of securities held in the Account to the issuer.

Effective Date: This agreement is effective upon the date accepted by the Custodian.

Dynamic Shares Trust
Name of Client

By:
Name and Title
Date:

By:
Name and Title
Date:

Accepted:

BMO HARRIS BANK N.A.,
Custodian

By:
Name and Title
Date:

By:
Name and Title
Date:

Custodian’s Office Address:

Address: BMO Harris Bank N.A.

111 East Kilbourn Avenue

Suite 200

Milwaukee, WI 53202

[Note: Revise address when we move]

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Exhibit #1

Dynamic Shares LLC
Trust and Custody Services Annual Fee Schedule
April, 2020

Custodial/Safekeeping Services
Asset Based Fee
Based on market value, excluding accruals and BMO Money Market Fund

Assets in Millions	Basis Points	Basis Points in Decimal Points
First $100	2.5	0.00025
Next $150	1.5	0.00015
Next $250	1.0	0.00010
Over $500	0.5	0.00005

Use of BMO Government Money Market Fund is required.
For more information on BMO Money Market Funds, please visit www.bmo.com/gam/funds/g/us/money-market

Mutual Funds
BMO and/or its affiliates may receive compensation from mutual funds, including affiliated and unaffiliated mutual funds, which may include 12b-1 or other fees as indicated in the prospectus, for BMO's rendering of shareholder servicing, accounting and other administrative services. For unaffiliated Mutual Funds, BMO will credit these fees to the account as additional income as soon as administratively possible following receipt from the fund complexes. Please note that these amounts may be modified by the fund complex without notice to BMO.

Other Fees
Other expenses such as, but not limited to physical security transfer or re-registration, and hard charges, including those associated with foreign security transactions incurred in the normal operation of the relationship are applicable. Class Action proceeds will be assessed up to $150 each. These fees are netted against the settlement proceeds credited to the account. Upon termination, BMO reserves the right to retain sufficient amounts to pay any fees and expenses through the date of termination, plus any costs or fees BMO incurs in connection with the termination of any agreements.

Fee Commitment
Three (3) years

All fees will be charged directly to designated account(s) quarterly.
Minimum Annual Fee of $25,000 will apply.
Any material changes in volumes and/or services may generate review/revision.

BMO Trust and Custody Services is a part of BMO Global Asset Management and a division of the BMO Harris Bank N.A., offering products and services through various affiliates of BMO Financial Group.

BMO Global Asset Management is the brand name for various affiliated entities of BMO Financial Group that provide investment management and trust and custody services. Certain of the products and services offered under the brand name BMO Global Asset Management are designed specifically for various categories of investors in a number of different countries and regions and may not be available to all investors. Those products and services are only offered to such investors in those countries and regions in accordance with applicable laws and regulations. BMO Financial Group is a service mark of Bank of Montreal (BMO). Investment products are: **NOT A DEPOSIT— NOT FDIC INSURED — NOT BANK GUARANTEED — MAY LOSE VALUE.** (9340426, 01/20)

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[Name of Organization – please delete] RESOLUTION

Name of Organization

RESOLUTIONS

BE IT RESOLVED THAT Name, a Title of Name of organization, is hereby authorized to enter into an Institutional Custody Agreement between [Name of Organization] and BMO Harris Bank N.A., and is further authorized to identify, from time to time, those representatives of the above-named organization who are authorized to give directions and otherwise transact business with BMO Harris Bank N.A.

BE IT FURTHER RESOLVED THAT Name, a Title of Name of organization, is hereby authorized to sell, assign and endorse for transfer certificates representing stocks, bonds or other securities now registered or hereafter registered in the name of [Name of Organization], and is further authorized to give such directions as may be necessary for the transfer of assets from brokerage accounts or any other deposit accounts in the name of the above-named organization to BMO Harris Bank N.A.

BE IT FURTHER RESOLVED THAT [Name of Organization] hereby appoints the individuals listed in the attached letter to this Resolution as individuals who are authorized to communicate with BMO Harris Bank N.A. and such individuals may provide directions to BMO Harris Bank N.A., for which BMO Harris Bank N.A. may rely upon such directions from such individuals.

I, Name, an officer of Name of Organization, hereby certify that the foregoing is a true and correct copy of a resolution adopted by the Name of Governing Body of said organization at a meeting held on , at which a quorum was present and voting, and that the same has not been repealed or amended and remains in full force and effect and does not conflict with the organization’s articles, bylaws or any other document under which the organization is operating.

Dated:

Name and Title of Officer
(Signatory must be someone other than the officer authorized to enter into the agreement with BMO Harris Bank N.A.)

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